CREDIT AGREEMENT

Dated as of December 31, 2002

Among

NEW ENGLAND POWER COMPANY
as Borrower

and

THE INITIAL LENDERS NAMED HEREIN

as Initial Lenders

and

FLEET NATIONAL BANK

as Administrative Agent

FLEET SECURITIES, INC.

Arranger

Schedules

Schedule I - List of Applicable Lending Offices

Schedule 4.01(f) - Pending or Threatened Proceedings

Schedule 4.01(k) - Subsidiaries

Schedule 5.02(a) - Existing Liens

Exhibits

Exhibit A - Form of Promissory Note

Exhibit B - Form of Notice of Borrowing

Exhibit C - Form of Assignment and Acceptance

Exhibit D - Form of Opinion of Counsel for the Borrower

Exhibit E - Form of Extension Notice

Exhibit F - Form of Commitment Increase Notice

Exhibit G - Form of Accession Agreement

CREDIT AGREEMENT

CREDIT AGREEMENT dated as of December 31, 2002 (the "Agreement"), among NEW ENGLAND POWER COMPANY, a Massachusetts corporation (the "Borrower"), THE BANKS, FINANCIAL INSTITUTIONS AND OTHER INSTITUTIONAL LENDERS (the "Initial Lenders") listed on the signature pages hereof and FLEET NATIONAL BANK ("Fleet"), as administrative agent (in such capacity, the "Administrative Agent").

PRELIMINARY STATEMENT:

The Borrower has requested that the Lenders lend to the Borrower up to the amount of their respective Commitments (as hereinafter defined) in order to provide working capital and for other general corporate purposes. The Lenders have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

"Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at Fleet with its office at 100 Federal Street, Boston, Massachusetts 02110, ABA No. 011000138, Account No. 151035241515, Attention: New England Power.

"Advance" means an advance by a Lender to the Borrower pursuant to Article II, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

"Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

"Anniversary Date" means any date which is an integral multiple of 364 days after the Effective Date occurring during the term of this Agreement.

"Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

"Applicable Margin" means 0.40%.

"Applicable Percentage" means 0.10%.

"Applicable Utilization Rate" means (a) with respect to any day on which the aggregate principal amount of all Advances outstanding on such day is greater than 25% of the aggregate Commitments of all Lenders on such day, whether used or unused, a rate equal to 0.10% per annum and (b) with respect to any day not covered by the preceding clause (a), zero.

"Arranger" means Fleet Securities, Inc.

"Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

"Base Rate" means the higher of (a) the variable annual rate of interest as publicly announced from time to time by Fleet as its "prime rate" in effect at its office in Boston, Massachusetts, such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer and (b) one-half of one percent (0.50%) above the Federal Funds Effective Rate. Changes in the Base Rate resulting from any changes in the rate referred to in clause (a) or (b) of the preceding sentence shall take place immediately upon public announcement of such rate by Fleet without notice or demand of any kind.

"Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

"Borrower's Account" means the account of the Borrower maintained by the Administrative Agent at Fleet with its office at 100 Federal Street, Boston, Massachusetts 02110, Account No. 40574008, Attention: New England Power.

"Borrowing" means a borrowing under Section 2.01 consisting of Advances of the same Type made on the same day by the Lenders.

"Business Day" means a day of the year on which banks are not required authorized by law to close in Boston, Massachusetts, or New York, New York, and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

"Commitment" has the meaning specified in Section 2.01.

"Confidential Information" means information that the Borrower furnishes to the Administrative Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower.

"Consolidated" refers to the consolidation of accounts in accordance with GAAP.

"Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07 or 2.08.

"Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), ( e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to payor purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

"Declining Lender" has the meaning specified in Section 2.15(b).

"Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

"Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

"Effective Date" has the meaning specified in Section 3.01.

"Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) a commercial bank organized under the laws of the United States, or any State thereof, and having total -assets in excess of $500,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (e) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (f) the central bank of any country that is a member of the OECD; (g) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and (h) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed, provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under this definition.

"Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

"Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

"Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

"Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

"ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062( e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001 (a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

"Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

"Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum determined by the Administrative Agent to be equal to the rate per annum obtained by dividing (a) (i) the rate appearing on the Telerate Page as the London interbank offered rate for deposits in U.S. dollars for a period equal to such Interest Period or (ii) if such rate shall not appear on the Telerate Page, at 11:00 A.M. (London-time) two Business Days before the first day of such Interest Period, the rate per annum at which deposits in U.S. dollars are offered by the principal office of Fleet in London, England to prime banks in the London interbank market at 11 :00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Fleet's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

"Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

"Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations-issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York, with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

"Events of Default" has the meaning specified in Section 6.01.

"Extending Lender" has the meaning specified in Section 2.15(b).

"Extension Date" has the meaning specified in Section 2.l5(a).

"Extension Notice" has the meaning specified in Section 2.15(a).

"Federal Funds Effective Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

"Fleet" has the meaning specified in the recital of parties to this Agreement.

"GAAP" has the meaning specified in Section 1.03.

"Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

"Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

"Increasing Extending Lender" has the meaning specified in Section 2.15(b).

"Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the final day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the final day of the immediately preceding Interest Period and ending on the final day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) the Borrower may not select any Interest Period that ends after the Termination Date;

(b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the final day of any Interest Period would otherwise occur on a day other than a Business Day, the final day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the final day of such Interest Period to occur in the next following calendar month, the final day of such Interest Period shall occur on the next preceding Business Day; and

(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the final Business Day of such succeeding calendar month.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07.

"Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

"Margin Regulations" means Regulations U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Margin Stock" has the meaning specified in the Margin Regulations.

"Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations or properties of the Borrower and its Material Subsidiaries, taken as a whole; provided that any change disclosed in (a) Form 10-Q of the Borrower for the period ended June 30, 2002, or September 30, 2002, which was filed with the Securities and Exchange Commission prior to December 2, 2002, or (b) Form 8-K of the Borrower dated November 27, 2002, which was filed with the Securities and Exchange Commission prior to December 2, 2002, shall not constitute a Material Adverse Change.

"Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations or properties of the Borrower and its Material Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note.

"Material Subsidiary" means, at any time, a Subsidiary of the Borrower whose assets at such time exceed 10% of the assets of the Borrower and its Subsidiaries or whose revenues at such time is more than 10% of the revenues of the Borrower and its Subsidiaries, in each case on a Consolidated basis, excluding however, Connecticut Yankee Atomic Power Company, Maine Yankee Atomic Power Company and Yankee Atomic Electric Company.

"Moody’s" means Moody's Investors Service, Inc.

"Multiemplover Plan" means a multi employer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

"Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

"Narra Electric" means The Narragansett Electric Company, a Rhode Island corporation.

"National Grid USA" means National Grid USA, a Delaware corporation.

"Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

"Notice of Borrowing" has the meaning specified in Section 2.02.

"Nuclear Generation Assets" means the Borrower's interests in Yankee Atomic Electric Company, Vermont Yankee Nuclear Power Corporation, Maine Yankee Atomic Power Company, Connecticut Yankee Atomic Power Company, the Millstone 3 nuclear generating unit in Connecticut and the Seabrook nuclear generating units.

"PBGC" means the Pension Benefit Guaranty-Corporation (or any successor).

"Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; and ( e) purchase money Liens upon or in any real property or equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

"Plan" means a Single Employer Plan or a Multiple Employer Plan.

"PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time, and the rules and regulations promulgated thereunder.

"Rate Agreement" means (a) the settlement agreement regarding the rate recovery of remediation costs of former manufactured gas sites and certain other hazardous waste sites, approved by the Massachusetts Department of Public Utilities (now, The Massachusetts Department of Telecommunications and Energy) in 1993 and described in Form 10-Q of the Borrower for the period ended June 30, 1997, and (b) any other settlement agreement regarding the rate recovery of remediation costs of former manufactured gas sites and other hazardous waste sites approved by the appropriate federal or state regulatory authority.

"RCRA" Resource Conservation and Recovery Act (42 D.S.C. § 6901 et seq.), as amended or supplemented from time to time.

"Register" has the meaning specified in Section 8.07(g).

"Release" means the release, emission, disposal, leaching, or migration into the environment (including, without limitation, the abandonment or disposal of any barrels, containers or receptacles containing Hazardous Materials), or into or out of any property owned, leased or controlled by the Borrower or any of its Material Subsidiaries.

"Replacement Lender" has the meaning specified in Section 2.15(b).

"Required Lenders" means at any time Lenders having at least 66.67% of the Commitments in the aggregate, whether used or unused.

"S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

"Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

"Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

"Telerate Page" means the display designated as Page 3750 on the Reuters Money Rates Screen (or such page as may replace such page for the purposes of displaying London interbank offered rates of major banks or, if discontinued, any replacement service designated by the Administrative Agent).

"Termination Date" means the earlier of (a) December 30, 2003, or such later date as shall be designated in accordance with Section 2.15 and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

"Total Capital" means, with reference to the Borrower, as of any date, the sum of the following of the Borrower and its Subsidiaries, without duplication: (a) total common shareholders equity (inclusive of common shareholders equity, minority ownership interests, premiums on preferred stock and retained earnings and less all treasury stock) at such date, determined on a Consolidated basis and in accordance with GAAP; (b) the outstanding cumulative preferred stock at such date, determined on a Consolidated basis and in accordance with GAAP; and (c) total Debt.

"Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect as of September 30, 2002 ("GAAP").

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced or increased pursuant to this Article II (such Lender’s “Commitment”). Each Borrowing shall be in an aggregate amount of
$5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.

SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 11:00 AM. (Boston, Massachusetts time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or not later than 9:30 AM. (Boston, Massachusetts time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier, in substantially the form of Exhibit B hereto, specifying the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 2:00 P.M. (Boston, Massachusetts time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Borrower's Account.

(b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) Eurodollar Rate Advances may not be outstanding as part of more than ten separate Borrowings.

(c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(d) Unless the Administrative Agent shall have received notice by telegram or telecopier from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

(e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03. Fees. (a) Closing Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender a closing fee on the amount of such Lender's Commitment on the Effective Date in an amount previously agreed to by the Lenders and the Borrower, payable on the Effective Date.

(b) Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the amount of such Lender's Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage of such Lender's Commitment during the preceding quarter, whether used or unused, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 2003, and on the Termination Date.

(c) Utilization Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender a utilization fee on the aggregate principal amount of all Advances made by such Lender and outstanding from time to time at a rate per annum equal to the Applicable Utilization Rate in effect on any day when such Applicable Utilization Rate is greater than zero, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 2003, and on the Termination Date.

(d) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative.

SECTION 2.04. Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $20,000,000 or an integral multiple of $5,000,000 in excess thereof.

SECTION 2.05. Optional Increase of Aggregate Commitments of the Lenders. (a) At least 30 days prior to any date (any such date being a "Commitment Increase Date"), the Borrower may, by written notice to the Administrative Agent and with the prior consent of the Administrative Agent, request that the Lenders increase their respective Commitments up to an aggregate amount of Commitments specified in such notice for all the Lenders; provided, however, that the aggregate Commitments, whether used or unused, of all Lenders shall not exceed $246,000,000 at any time. Each such notice shall be irrevocable and binding on the Borrower. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion (it being understood and agreed that no Lender shall have any obligation whatsoever to agree to such request), not later than 15 days after receipt of such notice from the Administrative Agent, notify the Administrative Agent as to whether such Lender will consent to an increase in the Commitment of such Lender by delivering to the Administrative Agent a notice in substantially the form of Exhibit F hereto (each such notice being a "Commitment Increase Notice"). If any Lender shall fail to deliver a Commitment Increase Notice to the Administrative Agent within 15 days after receipt of such notice from the Administrative Agent, such Lender shall be deemed to decline to increase its Commitment with respect to such request. The Administrative Agent shall promptly notify the Borrower of the decision of the Lenders regarding the Borrower's request for an increase in the aggregate Commitments.

(b) In the event that Lenders notify the Administrative Agent in Commitment Increase Notices delivered by such Lenders pursuant to, and within the period specified in, Section 2.05(a) that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested increase, the requested increase shall be allocated amount such Lenders willing to participate therein ratably in accordance with the amount by which they offered to increase their respective Commitments in such Commitment Increase Notices.

(c) Promptly following each Commitment Increase Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested increase. If the aggregate amount by which the Lenders are willing to increase their respective Commitments on any such Commitment Increase Date is less than the requested amount (a "Shortfall"), then anyone or more new Lenders designated by the Borrower and acceptable to the Administrative Agent that agree to provide Commitments for the Shortfall may become party to this Agreement by executing and delivering, together with the Borrower, an accession agreement in substantially the form of Exhibit G hereto (each such agreement being an "Accession Agreement") pursuant to which such new Lender shall become a party to this Agreement and, to the extent provided therein, shall have the rights and obligations of a Lender hereunder.

(d) On each Commitment Increase Date, each new Lender that accepts an offer to participate in a requested Commitment increase in accordance with Section 2.05(b) shall become a Lender party to this Agreement as of such Commitment Increase Date and the Commitment of each Increasing Lender shall be increased as of such Commitment Increase Date by the amount set forth in its notice delivered to the Administrative Agent in accordance with Section 2.05(a) (or by the amount allocated to such Lender pursuant to the final sentence of Section 2.05(a)) provided that:

(i) on such Commitment Increase Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender increasing its Commitment a certificate signed by a duly authorized officer of the Borrower, dated such Commitment Increase Date, stating that: (A) the representations and warranties contained in Section 4.01 are correct on and as of such Commitment Increase Date, before and after giving effect to the increase of the aggregate Commitments of all of the Lenders, as though made on and as of such Commitment Increase Date and (B) no event has occurred and is continuing, or would result from the increase of the aggregate Commitments of all of the Lenders, that constitutes a Default; and

(ii) on or before such Commitment Increase Date, the Administrative Agent shall have received the following, each dated such Commitment Increase Date, in sufficient copies for each Lender (including each new Lender): (A) certified copies of the board of directors of the Borrower approving the increase of the aggregate Commitments of all the Lenders and any corresponding modifications to this Agreement and the Notes, if applicable, and (B) such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request in connection with such the increase of the aggregate Commitments of all of the Lenders.

(e) Promptly following each Commitment Increase Date, the Administrative Agent shall notify the Lenders (including, without limitation, each new Lender) and the Borrower of the the increase of the aggregate Commitments of all of the Lenders.

SECTION 2.06. Repayment. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances then outstanding.

SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the final day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b) Default Interest. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) (i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

SECTION 2.08. Interest Rate Determination. (a) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a)(i) or (ii).

(b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the final day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

(c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the final day of the then existing Interest Period therefor, Convert into Base Rate Advances.

(d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

(e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the final day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

SECTION 2.09. Optional Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (Boston, Massachusetts time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the final day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (a) the date of such Conversion, (b) the Advances to be Converted, and (c) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. No notice of Conversion shall be required to contain statements of the type contained in clause (A) or clause (B) on Exhibit B hereto. Each notice of Conversion shall be irrevocable and binding on the Borrower.

SECTION 2.10. Optional Prepayments. The Borrower may, upon at least three Business Days' notice to the Administrative Agent stating the. proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (a) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (b) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender; from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such notice, Convert into a Base Rate Advance and (b) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not be disadvantageous to such Lender in any material respect.

SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 2:00 P.M. (Boston, Massachusetts time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

(c) All computations of interest based on the rate referred to in clause (a) of the definition of the "Base Rate" contained in Section 1.01 shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Effective Rate and of fees payable pursuant to Sections 2.03(b) and 2.03(c) shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the final day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the-Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

(c) The Borrower shall indemnify each Lender and the Administrative Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses which do not arise from such Lender's failure to provide timely notice or request payment pursuant to this Section 2.13) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Administrative Agent and the Borrower with two originals of Internal Revenue Service Form W-8BEN or any successor thereto or Form W-8IMY or any successor thereto (together with appropriate withholding statements, certifications and other documentary evidence, as required under applicable Treasury Regulations) or Form W-8ECI or any successor thereto (relating to a foreign lender and entitling it to an exemption from, withholding tax on all payments to be made to such foreign lender by the Borrower pursuant to this Agreement), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.13 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Forms W-8BEN, W-8IMY or W-8ECI or any successors thereto, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

(f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.13(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2. 13 (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.10, 2.13 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.16. Extension of Termination Date. (a) At least 45 but no more than 60 days prior to any Anniversary Date (any such Anniversary Date being an "Extension Date"), the Borrower may, by written notice to the Administrative Agent, request that the Lenders extend the Termination Date for an additional period of 364 days from its then scheduled expiration. Each such notice shall be irrevocable and binding on the Borrower. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion (it being understood and agreed that no Lender shall have any obligation whatsoever to agree to such request), not-later than 30 days after receipt of such notice from the Administrative Agent, notify the Administrative Agent as to whether such Lender will consent to such extension by delivering to the Administrative Agent a notice in substantially the form of Exhibit E hereto (each such notice being an "Extension Notice"). If any Lender shall fail to deliver an Extension Notice to the Administrative Agent within 30 days after receipt of such notice from the Administrative Agent, such Lender shall be deemed to be a Declining Lender with respect to such request. The Administrative Agent shall promptly notify the Borrower of the decision of the Lenders regarding the Borrower's request for an extension of the Termination Date.

(b) If less than all of the Lenders consent to a request by the Borrower pursuant to Section 2.15(a) for an extension of the Termination Date (each Lender that has not so consented and each Lender that fails to deliver an Extension Notice within the time period set forth in Section 2.15(a) being a "Declining Lender", and each other Lender being an "Extending Lender"), the Borrower shall have the right to:

(i) require any Declining Lender to assign in full its rights and obligations under this Agreement (A) to anyone or more Extending Lenders designated by the Borrower that have offered in their Extension Notices to increase their respective Commitments in an aggregate amount at least equal to the amount of such Declining Lender's Commitment (each such Extending Lender being an "Increasing Extending Lender") and (B) to the extent of any shortfall in the aggregate amount of extended Commitments, to anyone or more other Eligible Assignees designated by the Borrower and acceptable to the Administrative Agent (which acceptance shall not be unreasonably withheld) that agree to assume all of such rights and obligations without recourse to or warranty by, or expense to, such Declining Lender (each such Eligible Assignee being a "Replacement Lender"), provided that (1) such Declining Lender shall have received payment in full of the aggregate principal amount of all Advances owing to such Declining Lender, together with accrued interest thereon to the effective date of assignment and all fees and other amounts owing to such Declining Lender under any provision of this Agreement (including, but not limited to, any amounts owing under Section 2.10, 2.Bor 8.04( c)) as of the effective date of such assignment, (2) with respect to any Replacement Lender, the applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid, (3) such assignment shall otherwise have occurred in compliance with Section 8.07 and (4) the effective date of such assignment shall be the date specified by the Borrower and agreed to by the Replacement Lender or Increasing Extending Lender, as the case may be, which date shall be on or prior to the applicable Extension Date; or

(ii) pay or prepay, or cause to be paid or prepaid, on and effective as of the applicable Extension Date, the aggregate principal amount of all Advances owing to such Declining Lender, together with accrued interest thereon to the date of such payment, and all fees and other amounts owing to such Declining Lender under any provision of this Agreement (including, but not limited to, any amounts owing under Section 2.10, 2.13 or 8.04(c)) as of the date of such payment or prepayment, and terminate in whole such Declining Lender's Commitment, notwithstanding the provisions of Section 2.04(a).

(c) If, on or prior to the applicable Extension Date then in effect, Extending Lenders and/or Replacement Lenders have provided Commitments in an aggregate amount at least equal to 66.67% of the aggregate amount of the Commitments outstanding immediately prior to such Extension Date and each Declining Lender has been either superseded by an Increasing Extending Lender or a Replacement Lender pursuant to Section 2.15(b)(i) or paid or prepaid in accordance with Section 2.15(b)(ii), then, effective as of such Extension Date, (i) the Termination Date shall be extended for a period of 364 days for such Extending Lenders and such Replacement Lenders and (ii) each Declining Lender shall have no further Commitment hereunder; provided that:

(A) on such Extension Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated such Extension Date, stating that: (i) the representations and warranties contained in Section 4.01 are correct on and as of such Extension Date, before and after giving-effect to the extension of the Termination Date, as though made on and as of such Extension Date and (ii) no event has occurred and is continuing, or would result from the extension of the Termination Date, that constitutes a Default; and

(B) on or before such Extension Date, the Administrative Agent shall have received the following, each dated such Extension Date, in sufficient copies for each Lender (including each Replacement Lender): (1) certified copies of the board of directors of the Borrower approving the extension of the Termination Date and any corresponding modifications to this Agreement and the Notes and (2) such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request in connection with such extension of the Termination Date.

(d) Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Replacement Lender) and the Borrower of the extension of the Termination Date. Following each Extension Date, all references in this Agreement and in the Notes to the "Termination Date" shall, with respect to each Extending Lender and each Replacement Lender for such Extension Dale, refer to the Termination Date as so extended.

SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to provide working capital and for general corporate purposes of the Borrower.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01. Conditions Precedent to Effectiveness of Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

(a) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

(b) The Borrower shall have notified each Lender and the Administrative Agent in writing as to the proposed Effective Date.

(c) The Borrower shall have paid the fees payable pursuant to Sections 2.03(a) and 2.03(d) and the fees payable to the Arranger pursuant to the Letters between the Borrower and the Arranger dated November 27, 2002, and all other accrued fees and expenses of the Administrative Agent, the Arranger and the Lenders (including the accrued fees and expenses of counsel to the Administrative Agent).

(d) On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

(i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

(ii) No event has occurred and is continuing that constitutes a Default.

(e) The Borrower shall have delivered to the Administrative Agent and the Lenders the statements and other information required described in Section 4.01(e).

(f) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

(i) The Notes to the order of the Lenders, respectively.

(ii) Certified copies of the resolutions of the board of directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

(iii) A certificate of the Clerk or Assistant Clerk of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

(iv) A favorable opinion of the Deputy General Counsel for the Borrower, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (other than a rollover of an existing Borrowing) shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

(i) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

(ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts.

(b) The execution, delivery and performance by the Borrower of this Agreement and the Notes, and the consummation of the transactions contemplated hereby, are within the Borrower's powers, have been duly authorized by all necessary action, and do not contravene (i) the Borrower's agreement and declaration of trust or by-laws or (ii) any law (including, without limitation, PUHCA) or any contractual restriction binding on or affecting the Borrower.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes except for the approval of the Securities and Exchange Commission as required by PUHCA, which has been duly obtained, taken, given and made and is in full force and effect.

(d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

(e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2002, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of PriceWaterhouseCoopers LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2002, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the six months then ended, duly certified by the chief financial officer, treasurer or assistant treasurer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at September 30, 2002, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 31, 2002, there has been no Material Adverse Change.

(f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Material Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect except (A) as disclosed on Schedule 4.01(f) hereto and (B) with respect to any action, suit, investigation, litigation or proceeding covered by the representation in Section 4.01(i), as set forth in such representation or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

(g) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(c) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(e) will be Margin Stock.

(h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

(i) Except as would not, individually or in the aggregate, be reasonably expected to result in material liability to the Borrower or its Material Subsidiaries: (i) the Borrower and its Material Subsidiaries have not received any written communication during the past three years from any government agency or other third party relating to a Release of Hazardous Materials or relating to violation of Environmental Laws; (ii) no Hazardous Materials have been Released, disposed of, discharged or found at or migrating from any property owned or operated presently or at any previous time by the Borrower or any Material Subsidiary; (iii) the Borrower and each Material Subsidiary is in compliance with all applicable Environmental Laws; (iv) the Borrower and each Material Subsidiary has not been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, any Environmental Law either now or at any time during the past 3 years; or (v) there are no facts or circumstances that could form the basis for the assertion of any claims against the Borrower or any of its Material Subsidiaries relating to environmental matters including, but not limited to, any claims arising from past or present environmental practices asserted under CERCLA, RCRA or any other federal, state or local environmental statute, rule or regulation. As used in this Section 4.01(i), the term "material" shall refer to any matter which as of the date of computation thereof could result in liability of the Borrower or any of its Material Subsidiaries in an amount, after giving effect to actual recoveries and reasonably anticipated recoveries under any Rate Agreement, equal to or greater than ten percent of the amount of the Borrower's or such Material Subsidiary's total common share equity as set forth on the Borrower's or such Material Subsidiary's most recent balance sheet (either quarterly or annual) on such date.

(j) Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, the application of the proceeds or repayment thereof by the Borrower nor the consummation of the other transactions contemplated hereby will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(k) All of the Subsidiaries of the Borrower as of the date hereof are listed on Schedule 4.01(k) hereto.

(l) Neither the Borrower nor any of its Subsidiaries is or has been party to a Multiemployer Plan.

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

(a) Compliance with Laws, Etc. Comply, and cause each of its Material Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c) Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiary operates; provided, however, that the Borrower and its Material Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiary operates and to the extent consistent with prudent business practice.

(d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Material Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b); and provided further that neither the Borrower nor any of its Material Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Material Subsidiary shall determine that the preservation thereo)f is no longer desirable in the conduct of the business of the Borrower or such Material Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Material Subsidiary or the Lenders.

(e) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Material Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Material Subsidiaries with any of their officers or directors and with their independent certified public accountants.

(f) Keeping of Books. Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Material Subsidiary in accordance with GAAP and in accordance with generally accepted accounting principles in effect from time to time.

(g) Maintenance of Properties. Etc. Maintain and preserve, and cause each of its Material Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(h) Transactions with Affiliates. Conduct, and cause each of its Material Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Material Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, unless such transaction is carried out in accordance with PUHCA, in which case such transaction shall be on terms which are in accordance with PUHCA.

(i) Reporting Requirements. Furnish to the Lenders:

(i) as soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer, treasurer or assistant treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer, treasurer or assistant treasurer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles from GAAP, the Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP;

(ii) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by PriceWaterhouseCoopers LLP or other independent public accountants acceptable to the Required Lenders, provided that in the event of any change in generally accepted accounting principles from GAAP, the Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP;

(iii) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer or treasurer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

(iv) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securityholders generally, and copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

(v) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Material Subsidiaries of the type described in Section 4.01(f);

(vi) (A) promptly and in any event within 10 days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer or treasurer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

(vii) promptly and in any event within two Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(viii) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or an) of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

(ix) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

(j) Maintenance of Rating. Maintain a senior debt rating by S&P or Moody's.

SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

(a) Liens. Etc. Create or suffer to exist, or permit any of its Material Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Material Subsidiaries to assign, any right to receive income, other than:

(i) Permitted Liens,

(ii) the Liens existing on the Effective Date and described on Schedule 5.02(a) hereto; and

(iii) the replacement, extension or renewal of any Lien permitted by clause (ii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

(b) Mergers. Etc. Merge or consolidate with or into any Person, or permit any of its Material Subsidiaries to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower may merge into the Borrower and the Borrower may merge with any other Person so long as the Borrower is the surviving corporation, provided, in each case, that (i) no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom, (ii) the nature of the Borrower's business will not change after giving effect to such transaction and (iii) such merger or consolidation is approved by the board of directors or equivalent governing body of the Borrower and such other Person.

(c) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Material Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except (i) sales in the ordinary course of its business, (ii) in a transaction permitted by subsection (b) of this Section 5.02, (iii) the sale of the Borrower's interests in the Nuclear Generation Assets and (iv) 5% of the total assets of the Borrower and its Subsidiaries, taken as a whole.

(d) Nature of Business. Make or permit any of its Material Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof (other than after giving effect to the transactions described in clauses (ii) through (v) of the immediately preceding paragraph (c)).

(e) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or permit to exist, or permit any of its Subsidiaries to enter into or permit to exist, any agreement or arrangement limiting the ability or right of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make investments in, or otherwise transfer assets to, the Borrower or any of its Subsidiaries.

(f) Use of Proceeds. Use of the proceeds of any Advance to buy or carry Margin Stock.

SECTION 5.03. Financial Covenant. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will maintain a ratio of (i) total Debt to (ii) Total Capital, as of the last day of each March, June, September and December, of not greater than 0.65 to 1.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within two Business Days after the same becomes due and payable; or

(b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01l(d), (h), or (j), 5.02 or 5.03, (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(i) on its part to be performed or observed if such failure shall remain unremedied for five days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender or (iii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 Business Days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(d) The Borrower or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest or other amount on any Debt (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be) if such amount so failed to be paid is at least $10,000,000 or if such Debt is outstanding in a principal or notional amount of at least $10,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate or require early termination, or to permit the acceleration or early termination of, the maturity or tenor of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid, redeemed (other than by a regularly scheduled required prepayment or redemption), terminated, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity or the original tenor thereof; or

(e) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) Any material non-monetary judgment or order shall be rendered against the Borrower or any of its Material Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h) (i) National Grid USA shall fail to own or to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of, directly or indirectly, 100% of (A) the Voting Stock of the Borrower other than preferred stock constituting Voting Stock of the Borrower in an aggregate amount at any time not exceeding 1 % of the Voting Stock of the Borrower outstanding at such time and (B) other Equity Interests of the Borrower; or (ii) any Person (other than National Grid USA or any Person having a controlling influence over the management or policies of National Grid USA) or two or more Persons acting in concert shall have-acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or

(i) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and the ERISA Affiliates related to such ERISA Event) exceeds $20,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters expressly provided for in this Agreement and the Notes as being subject to the discretion of the Administrative Agent, such matters shall be subject to the sole discretion of the Administrative Agent, its directors, officers, agents and employees. As to any matters not expressly provided for by this Agreement or the Notes (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

SECTION 7.02. The Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the Notes, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the Notes; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Note on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Note or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of this Agreement or any Note by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03. Fleet and Affiliates. With respect to its Commitment, the Advances made by it or the Note issued to it, Fleet shall have the same rights and powers under this Agreement or the Notes as any-other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Each of Fleet and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Fleet were not the Administrative Agent and without any duty to account therefor to the Lenders.

SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05. Indemnification. Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the Notes or any action taken or omitted by the Administrative Agent under this Agreement or the Notes; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower after request therefor. For purposes of this Section 7.05(a), the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders and (ii) the aggregate unused portions of their respective Commitments at such time. In the event that any Lender shall have failed to make any Advance as required hereunder, such Lender's Commitment shall be considered to be unused for purposes of this Section 7.05 to the extent of the amount of such Advance. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

SECTION 7.06. Successor Administrative Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed with cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent to the Administrative Agent which has resigned or been removed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of such retiring Administrative Agent, then such retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement or the Notes. After any retiring Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement and the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) amend Section 3.01 or waive any of the conditions specified therein, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend or waive Section 2.15, this Section 8.01 or Section 8.06; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered, if to the Borrower, at its address at 25 Research Drive, Westborough, Massachusetts 01582, Attention: Vice President and Director of Corporate Finance; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 100 Federal Street, MADE10009H, Boston, Massachusetts 02110, Attention: Charu Mani; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement and the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent, as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

(b) The Borrower agrees to indemnify and hold harmless each Lender, the Administrative Agent and each of their Affiliates and their officers, directors, controlling persons, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses and liabilities, joint or several, to which any such Indemnified Party may become subject, in each case arising .out of or in connection with or relating to (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, and to reimburse any Indemnified Party for any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) as they are incurred in connection with the investigation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of a Borrower or any of its Affiliates and whether or not any of the transactions contemplated hereby are consummated or this Agreement is terminated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

(c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the final day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(d) or (e), 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

(e) The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or its respective security holders or creditors related to or arising out of in connection with the Notes, this Agreement, the Facilities, the Advances or the use or proposed use of the proceeds thereof, any of the transactions contemplated by any of the foregoing or in the loan documentation and the performance by an Indemnified Party by any of the foregoing except to the extent that any loss, claim, damage, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

(f) The Borrower agrees that, without the Administrative Agent's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions of this Agreement (whether or not the Administrative Agent or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) either (A) includes an unconditional written release in form and substance satisfactory to the Indemnified Parties of each Indemnified Party from all liability arising out of such claim, action or proceeding or (B) would not reasonably be expected to impair the indemnification of any Indemnified Party hereunder and (ii) does not include any statement as an admission of fault, culpability or failure to act by or on behalf of an Indemnified Party.

(g) In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any of its Affiliates in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the fees and disbursements of its legal counsel, and to compensate such Indemnified Party in an amount to be mutually agreed upon.

SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not-affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.

SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $100,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 (payable by the assigning Lender). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto. .

(e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto-for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

(f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

(g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

SECTION 8.08. Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors, to the Administrative Agent or a Lender and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.11. Jurisdiction. Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 8.12. Waiver of Jury Trial. Each of the Borrower, the Administrative Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NEW ENGLAND POWER COMPANY,
as Borrower

By__________________________________
Name: Robert G. Seega
Title: Assistant Treasurer

FLEET NATIONAL BANK,
As Administrative Agent

By_______________________________
Title: Managing Director

FLEET NATIONAL BANK,
As Lender

By_________________________________
Title: Managing Director

Commitment: $30,000,000

BANK ONE, N.A.,
As Lender

By_________________________________
Title: Sharon K. Webb
Associate Director
Commitment: $25,000,000

THE BANK OF NEW YORK,
As Lender

By_________________________________
Title: vice President
Commitment: $25,000,000

JPMORGAN CHASE BANK,
as Lender

By_________________________________
Title: Peter M. Hayes
Vice-President
Commitment: $25,000,000

CITIBANK, N.A.,
As Lender

By__________________________________
Title: Costas Rigas, Vice President
Commitment: $25,000,000

MELLON BANK, N.A.,
As Lender

By_________________________________
Title: First Vice President

Commitment: $24,000,000

STATE STREET BANK & TRUST COMPANY,
As Lender

By_________________________________
Title: Assistant Vice President

Commitment: $10,000,000

HSBC BANK USA,
as Lender

By________________________________
Title: Vice President
Commitment: $25,000,000

SCHEDULE I
NEW ENGLAND POWER COMPANY
364-DAY CREDIT AGREEMENT
APPLICABLE LENDING OFFICES

Name of Initial Lenders	Domestic Lending Office	Eurodollar Lending Office
Bank One, N.A.	1 Bank One Plaza	1 Bank One Plaza
	Suite IL1-0363	Suite IL1-0363
	Chicago, Illinois	Chicago, Illinois
	60670	60670
	Attn: Sharon Webb	Attn: Sharon Webb
	Tel: (312) 732-7437	Tel: (312) 732-7437
	Fax: (312)732-5435	Fax: (312)732-5435
The Bank of New York	1 Wall St.	1 Wall St.
	New York, New York 10286	New York, New York 10286
	Attn: Cynthia Howles	Attn: Cynthia Howles
	Tel: (212) 635-7889	Tel: (212) 635-7889
	Fax: (212) 635-7923	Fax: (212) 635-7923
Citibank, N.A.	388 Greenwich Street	388 Greenwich Street
	21st Floor	21st Floor
	New York, New York	New York, New York
	10013	10013
	Attn: Margery Fischbein	Attn: Margery Fischbein
	Tel: (212) 816-5393	Tel: (212) 816-5393
	Fax: (212) 816-8098	Fax: (212) 816-8098
Fleet National Bank	100 Federal Street	100 Federal Street
	MA DE 10009H	MA DE 10009H
	Boston, Massachusetts	Boston, Massachusetts
	02110	02110
	Attn: David Vega	Attn: David Vega
	Tel: (617) 434-2887	Tel: (617) 434-2887
	Fax: (617) 434-3652	Fax: (617) 434-3652
HSBC Bank USA	360 South Warren Street	360 South Warren Street
	Commercial Loan Dept. T -2	Commercial Loan Dept. T-2
	Syracuse, New York	Syracuse, New York
	13202	13202
	Attn: William McIncrow	Attn: William McIncrow	,i
	Tel: (315) 424-3137	Tel: (315) 424-3137
	Fax: (315) 424-3337	Fax: (315) 424-3337
JPMorgan Chase Bank	270 Park Ave.	270 Park Ave.
	New York, New York 10022	New York, New York 10022
	Attn: Peter Hayes	Attn: Peter Hayes
	Tel: (212) 622-4603	Tel: (212) 622-4603
	Fax: (646) 534-3922	Fax: (646) 534-3922

Name of Initial Lenders	Domestic Lending Office	Eurodollar Lending Office
Mellon Bank, N.A.	One Mellon Center	One Mellon Center
	Room 151-4530	Room 151-4530
	Pittsburgh, Pennsylvania	Pittsburgh, Pennsylvania
	15258	15258
	Attn: Roger Stanier	Attn: Roger Stanier
	Tel: (412) 234-2347	Tel: (412) 234-2347
	Fax: (412) 236-1840	Fax: (412) 236-1840
State Street Bank & Trust	2 Avenue de Lafayette	2 Avenue de Lafayette
Company	LCC/2N	LCC/2N
	Boston, Massachusetts	Boston, Massachusetts
	02111	02111
	Attn: Mary Carey	Attn: Mary Carey
	Tel: (617) 662-3413	Tel: (617) 662-3413
	Fax: (617) 662-4201	Fax: (617) 662-4201

SCHEDULE 4.01(f)
LITIGATION

Litigation with respect to the dispute with the Town of Norwood as disclosed in Item 3 of the Borrower's Annual Report on Form 10-K for the period ended March 31, 2002, as updated in the Borrower's Quarterly Reports on Form 10-Q for the periods ended June 30, 2002 and September 30, 2002.

SCHEDULE 4.01(k)
SUBSIDIARIES

None

SCHEDULE 5.02(a)
EXISTING LIENS

None

EXHIBIT A
FORM OF PROMISSORY NOTE

U.S.$ Dated: ,200

FOR VALUE RECEIVED, the undersigned, NEW ENGLAND POWER COMPANY, a Massachusetts corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of [U.S.$ amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of December 31, 2002, among the Borrower, the Lender and certain other lenders parties thereto and Fleet National Bank, as Administrative Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to Fleet National Bank, as Administrative Agent, at 1133 Ave. of Americas, New York, New York, 10036, in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

NEW ENGLAND POWER COMPANY

By:
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Amount of
Date	Amount of	Principal Paid	Unpaid Principal	Notation
	Advance	or Prepaid	Balance	Made By

EXHIBIT B - FORM OF NOTICE OF BORROWING

Fleet National Bank, as Administrative
Agent for the Lenders party
to the Credit Agreement
referred to below
100 Federal Street
Boston, Massachusetts 02110
Attention: Charu Mani

Date

Ladies and Gentlemen:

The undersigned, New England Power Company, refers to the Credit Agreement, dated as of December 31, 2002 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Lender and certain other lenders parties thereto and Fleet National Bank, as Administrative Agent for the Lender and such other lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

  The Business Day of the Proposed Borrowing is ____________,200_.

(ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

(iii) The aggregate amount of the Proposed Borrowing is $__________.

(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is ______ month[s].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

  the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

Very truly yours,

NEW ENGLAND POWER COMPANY

By:
Title:

EXHIBIT C - FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of December 31, 2002 (as amended or modified from time to time, the "Credit Agreement"), among New England Power Company, a Massachusetts corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Fleet National Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (d) attaches the Note held by the Assignor and requests that the Administrative Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) confirms that it is an Eligible Assignee; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

Following the execution of this Assignment and Acceptance, it, and the fee set forth in Section 8.07(a) of the Credit Agreement, will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement. .

Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Schedule 1 to Assignment and Acceptance

Percentage interest assigned: _______%

Assignee's Commitment: $

Aggregate outstanding principal amount
of Advances assigned: $

Principal amount of Note payable to Assignee: $

Principal amount of Note payable to Assignor: $

Effective Date: , 200

NAME OF ASSIGNOR, as Assignor

By_____________________________
Title:

Dated:__________________, 200__

NAME OF ASSIGNEE, as Assignee

By_____________________________
Title:

Domestic Lending Office:
Address

Eurodollar Lending Office:
Address

Accepted and Approved this
__________________ day of ________________, 200__

Fleet National Bank, as Administrative Agent

By__________________________________
Title:

Approved this _______________ day
of ________________, 200__

NEW ENGLAND POWER COMPANY

By__________________________________
Title:

EXHIBIT D - FORM OF
OPINION OF DEPUTY GENERAL COUNSEL
FOR THE BORROWER

December 31, 2002

To each of the Lenders party
to the Credit Agreement dated
as of December 31, 2002
among New England Power Company,
said Lenders, and Fleet National Bank,
as Administrative Agent for said Lenders

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 3.01(f)(iv) of the Credit Agreement, dated as of December 31,2002 (the "Credit Agreement"), among New England Power Company, a Massachusetts corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement), and Fleet National Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

We have acted as counsel for the Borrower in connection with the preparation, execution and delivery of the Credit Agreement. We have examined the Credit Agreement and such other documents, and have discussed the foregoing documents and such other matters, with other attorneys under our supervision and such officials of the Borrower, as we consider necessary and appropriate to enable us to express the opinions stated in this letter.

We have assumed, with your consent, for the purposes of the opinions expressed in this letter that the Credit Agreement has been duly authorized, executed and delivered by each party thereto, other than the Borrower.

Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts.

2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction contained in any document binding on or affecting the Borrower. The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Borrower.

3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, except for the approval of the Securities and Exchange Commission as required by the Public Utility Holding Company Act of 1935, which approval has been duly obtained and made and is in full force and effect.

4. The Credit Agreement is, and. after giving effect to the initial Borrowing, the Notes will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

5. To the best of our knowledge, there are no pending or overtly threatened actions or proceedings against the Borrower or any of its Material Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby or, except as disclosed on Schedule 4.01(f) of the Credit Agreement, that are likely to have a Material Adverse Effect and provided that with respect to any action, suit, investigation, litigation or proceeding covered by the representation in Section 4.01(i) of the Credit Agreement, "material" shall be defined as in Section 4.01(i) of the Credit Agreement.

The undersigned Kirk L. Ramsauer is admitted to the Bar in The Commonwealth of Massachusetts and the undersigned Gregory Barone is admitted to the Bar in the State of New York. With respect to opinions on New York law, Mr. Ramsauer is relying on the opinion of Mr. Barone and other attorneys under Mr. Ramsauer's supervision who are members of the New York Bar.

The opinion in paragraph 4, above, as to enforceability to charge or collect the rate of interest specified in the Credit Agreement or the Notes in The Commonwealth of Massachusetts is subject to the following assumptions: (i) each Lender is subject to control, regulation or examination by a state or federal regulatory agency, (ii) the amount payable on account of any Borrowings (including interest, brokerage, recording fees, commissions, services, extension of loan, and forbearance to enforce payment) will not exceed 20 percent per annum, or (iii) any Lender not satisfying the requirement in (i) above shall have made the filing provided for in Mass. Gen. Laws Ann. C. 271, § 49(d).

We express no opinion as to (i) Section 2.15 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or similar rights with respect to such participation, (ii) the waiver of inconvenient forum set forth in the second sentence of Section 8.1 1 (b) of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York, and (iii) the effect of the law of any jurisdiction other than The Commonwealth of Massachusetts or the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

In rendering the opinions above, we are opining only as to specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change to the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion is rendered to you in connection with the transactions described above. This opinion may not be relied upon by you for any other purpose, or relied upon by or furnished to any other person, firm, or corporation without our prior written consent.

Very truly yours,

Kirk L. Ramsauer
Deputy General Counsel

Gregory Barone
Counsel

EXHIBIT E - FORM OF EXTENSION NOTICE

Date

Fleet National Bank, as Administrative Agent
for the Lenders party
to the Credit Agreement referred to below
100 Federal Street
Boston, Massachusetts 02110

Attention: Charu Mani

New England Power Company

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of December 31, 2002 (the "Credit Agreement"), among New England Power Company, a Massachusetts corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Fleet National Bank, as Administrative Agent for the Lender and such other lenders. Terms defined in the Credit Agreement are used herein as therein defined.

Pursuant to Section 2.15(a) of the Credit Agreement, the Lender named below hereby notifies the Administrative Agent as follows:

The Lender named below desires to extend the Termination Date with respect to its Commitment for a period of 364 days.

The Lender named below desires to extend the Termination Date with respect to its Commitment for a period of 364 days and offers to increase its Commitment to a maximum aggregate amount of $___________.

The Lender named below does NOT desire to extend the Termination Date with respect to its Commitment for a period of 364 days.

This notice is subject in all respects to the terms of the Credit Agreement, is irrevocable and shall be effective only if received by the Administrative Agent no later than_________________.1

Very truly yours,

NAME OF LENDER

By:___________________________
Name:
Title:

* This date shall be no later than 30 days after the date on which the Administrative Agent provided notice of the proposed extension of the Termination Date to the Lender.
EXHIBIIT F - FORM OF COMMITMENT INCREASE NOTICE

Date

Fleet National Bank, as Administrative Agent
for the Lenders party
to the Credit Agreement referred to below
100 Federal Street
Boston, Massachusetts 02110

Attention: Charu Mani

New England Power Company

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of December 31, 2002 (the "Credit Agreement"), among New England Power Company, a Massachusetts corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Fleet National Bank, as Administrative Agent for the Lender and such other lenders. Terms defined in the Credit Agreement are used herein as therein defined.

Pursuant to Section 2.05(a) of the Credit Agreement, the Lender named below hereby notifies the Administrative Agent as follows:

The Lender named below offers to increase its Commitment to a maximum aggregate amount of $__________________.

The Lender named below does NOT desire to increase its Commitment.

This notice is subject in all respects to the terms of the Credit Agreement, is irrevocable and shall be effective only if received by the Administrative Agent no later than _________________.2

Very truly yours,

NAME OF LENDER

By:_______________________
Name:
Title:

*This date shall be no later than 15 days after the date on which the Administrative Agent provided notice of the proposed increase of Commitments.

EXHIBIT G - FORM OF ACCESSION AGREEMENT

Reference is made to the Credit Agreement dated as of December 31, 2002 (the "Credit Agreement"), among New England Power Company, a Massachusetts corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Fleet National Bank, as Administrative Agent for the Lender and such other lenders. Terms defined in the Credit Agreement are used herein as therein defined.

[Each][The] acceding Lender referred to on Schedule[s] 1[-__] hereto and the Borrower agree as follows:

1. Such acceding Lender hereby agrees that it is a party to the Credit
Agreement and that it assumes the interest in, rights and obligations under the Credit Agreement set forth on [Schedule 1 hereto][the applicable Schedule hereto for each such acceding Lender] as of the Effective Date as specified on such [Schedule 1 hereto] [the applicable Schedule hereto for each such acceding Lender].

2. [Each] [The] acceding Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements and forecasts and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Accession Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and
(v) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

3. Following the execution of this Accession Agreement, it will be delivered to the Agent for acceptance and recording by the Administrative Agent. The effective date for this Accession Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on [Schedule 1 hereto] [the applicable Schedule hereto for each such acceding Lender].

4. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, [each][the] acceding Lender shall be a party to the Credit Agreement and, to the extent provided in this Accession Agreement, have the rights and obligations of a Lender thereunder.

5. This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

6. This Accession Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of [Schedule 1 hereto] [the applicable Schedule hereto for each such acceding Lender] to this Accession Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Accession Agreement.

IN WITNESS WHEREOF, [each][the] Acceding Lender has caused [Schedule 1 hereto ] [the applicable Schedule hereto for each such acceding Lender] to this Accession Agreement to be executed by their officers thereunto duly authorized as of the date specified thereon.

NEW ENGLAND POWER COMPANY,
as Borrower

By:___________________________
Title:

[NAME OF ACCEDING LENDER],
as Acceding Lender

By___________________________
Title:

Dated:________________ ___, 199__

Domestic Lending Office:
Eurodollar Lending Office:

Accepted this ________
day of _____________, 200__

FLEET NATIONAL BANK, as Administrative Agent

By____________________________________
Title:

SCHEDULE 1(3)
to ACCESSION AGREEMENT

Acceding Lender's Commitment: $
Acceding Lender's Commitment Termination Date: ___________ __, _____

(3) If more than one acceding Lender, a similar Schedule shall be completed for each Lender.

AMENDMENT NO.1 TO THE
CREDIT AGREEMENT
LOAN DOCUMENTS

Dated as of May 15, 2003

AMENDMENT NO.1 TO THE CREDIT AGREEMENT among New England Power Company, a Massachusetts corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Fleet National Bank, as agent (the "Agent") for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of December 31, 2002 (as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the condition precedent set forth in Section 2, hereby amended as follows:

(a) The reference to "Section 2.06(a)(i)" in the definition of "Base Rate Advance" in Section 1.01 is deleted and replaced by a reference to "Section 2.07(a)(i)"; and the reference to "Section 2.06(a)(i) or (ii)" in Section 2.08(a) is deleted and replaced by a reference to "Section 2.07(a)(i) or (ii)".

(b) Each of the references to "Section 2.07" in the definitions of "Convert", "Conversion", and "Converted" and "Eurodollar Rate Advance" in Section 1.01 and in Sections 2.02(b) and 2.09 is deleted and replaced by a reference to "Section 2.08"; and the reference to "Section 2.07(d)" in Section 8.04(c) is deleted and replaced by a reference to "Section 2.08(d)".

(c) The reference to "Section 2.08" in the definition of "Convert", "Conversion", and "Converted" in Section 1.01 is deleted and replaced by a reference to "Section 2.09".

(d) Each of the references to "Section 2.09" in Sections 2.01 and 8.04(c) is deleted and replaced by a reference to "Section 2.10".

(e) Each of the references to "Section 2.10" in Sections 2.11(a), 2. 13 (a), 2.15, 2.16(b)(i) and (ii) and 8.04(d) is deleted and replaced by a reference to "Section 2.11".

(f) Each of the references to "Section 2.11" in Sections 2.02(b), 2.09, and 8.04(c) is deleted and replaced by a reference to "Section 2.12".

(g) The reference to "Section 2.12" in Section 2.14(a) is deleted and replaced by a reference to "Section 2.13".

(h) Each of the references to "Section 2.13" in Sections 2.11(a), 2.13(a), 2.14(a), (c) and (e), 2.15, 2.16(b)(i) and (ii) and 8.04(d) and in Exhibit C is deleted and replaced by a reference to "Section 2.14"; and the references to "Section 2.13(e)" and "Section 2.13(a) or (c)" in Section 2.14(f) are deleted and replaced by references to "Section 2.14(e)" and "Section 2.14(a) or (c)", respectively.

(i) The reference to "Section 2.14" in Section 2.15 is deleted and replaced by a reference to "Section 2.15".

(j) Each of the references to "Section 2.15" in the definition of "Termination Date" in Section 1.01 and in Section 8.01 is deleted and replaced by a reference to "Section 2.16"; each of the references to "Section 2.15(a)" in the definitions of "Extension Date" and "Extension Notes" in Section 1.01, in Section 2.16(b) and in Exhibit E is deleted and replaced by a reference to "Section 2.16(a)"; each of the references to "Section 2.15(b)" in the definitions of "Declining Lender", "Extending Lender", "Increasing Extending Lender" and "Replacement Lender" in Section 1.01 is deleted and replaced by a reference to "Section 2.16(b)"; and the references to "Section 2.15(b)(i)" and to "Section 2.15(b)(ii)" in Section 2.16(c) are deleted and replaced by references to "Section 2.16(b)(i)" and to "Section 2.16(b)(ii)", respectively.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, on or before May [_], 2003 the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

SECTION 3. Reference to and Effect on the Credit Agreement. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof' or words of like import referring to the Credit Agreement; and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NEW ENGLAND POWER COMPANY

By_____________________________
Title: Assistant Treasurer

FLEET NATIONAL BANK
as Agent and as Lender

By______________________________
Title: Managing Director

BANK ONE, N.A.,
as Lender

By______________________________
Name: Nancy R. Barwig
Title: Director

THE BANK OF NEW YORK,
as Lender

By______________________________
Title: Charlotte Sohn Fuiks
Vice President

JPMORGAN CHASE BANK,
as Lender

By______________________________
Title: Peter M. Hayes
Vice-President

CITIBANK, N.A.,
as Lender

By______________________________
Title: Costas Rigas
Vice President

MORGAN STANLEY BANK,
as Lender

By______________________________
Title: Jaap L. Tonckens
Vice President
Morgan Stanley Bank

MELLON BANK, N.A.,
as Lender

By______________________________
Title: Roger N. Stanier
Vice President

AMENDMENT NO.2 TO THE
CREDIT AGREEMENT

Dated as of December 19, 2003

AMENDMENT NO.2 TO THE CREDIT AGREEMENT among New England Power Company, a Massachusetts corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders"), Bank One NA ("Bank One"), as syndication agent (the "Syndication Agent"), and Fleet National Bank, as administrative agent (the "Administrative Agent"; and, together with the Syndication Agent, the "Agents") for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Administrative Agent have entered into a Credit Agreement dated as of December 31,2002, as amended by Amendment No.1 dated as of May 15, 2003 (as further amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower has requested that the Lenders and the Administrative Agent agree to extend the Termination Date under the Credit Agreement.

(3) Additionally, the Borrower has also requested that Bank One act as Syndication Agent pursuant to the Credit Agreement as amended by this Amendment.

(4) The Borrower and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth and Bank One has agreed to act as Syndication Agent.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof, and subject to the satisfaction of the condition precedent set forth in Section 2, hereby amended as follows:

(a) Section 1.01 is hereby amended as follows:

(i) the following definitions shall be added in the proper alphabetical order:

""Bank One" means Bank One NA.

"SEC" means the Securities and Exchange Commission.

"Syndication Agent" means Bank One, as syndication agent for the Lenders.";

(ii) the definition of "Arranger" is amended by adding the words "and Bane One Capital Markets, Inc." immediately following the word "Inc." therein;

(iii) the definition of "Termination Date" is amended by deleting the date "December 30, 2003" in the first line thereof, and replacing it with the date "December 17, 2004";

(b) Section 3.02 is amended by adding a new subsection (iii) immediately following subsection (ii) as follows:

"(iii) in the case of an Advance as part of any Borrowing to be made on or after October 1, 2004 (other than a rollover, on or after October 1, 2004, of an Interest Period for the Advances comprising a Borrowing pursuant to the definition of the term "Interest Period" in Section 1.01 and pursuant to Sections 2.07 and 2.08, and other than a Conversion, on or after October 1, 2004, of the Advances of one Type comprising a Borrowing into Advances of the other Type pursuant to Section 2.08, so long as, in each case, such Borrowing shall have been made under Section 2.01 on or prior to September 30, 2004), the following statement shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower and a favorable opinion of the Deputy General Counsel for the Borrower, each dated such date, stating that:

No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for such Borrowing or for the performance by the Borrower of this Agreement or the Notes with respect to such Borrowing. except for the approval of the SEC under PUHCA or of the Federal Energy Regulatory Commission under the Federal Power Act, if required as a result of the repeal of PUHCA, which has been duly obtained, taken, given and made and is in full force and effect;";

(c) Section 4.01(c) is amended in its entirety as follows:

"(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and, with respect to any Borrowing made on or prior to September 30, 2004 (other than a rollover, on or after October 1, 2004, of an Interest Period for the Advances comprising a Borrowing pursuant to the definition of the term "Interest Period" in Section 1.01 and pursuant to Sections 2.07 and 2.08, and other than a Conversion, on or after October 1, 2004, of the Advances of one Type comprising a Borrowing into Advances of the other Type pursuant to Section 2.08, so long as, in each case, such Borrowing shall have been made under Section 2.01 on or prior to September 30, 2004), performance by the Borrower of this Agreement or the Notes except for the approval of the SEC as required by PUHCA, which has been duly, obtained, taken, given and made and is in full force and effect"; and

(d) Article VII is amended by adding a new Section 7.07 immediately following Section 7.06 as follows:

"SECTION 7.07. Syndication Agent. The Syndication Agent is an agent in name only and shall have no duties or responsibilities in its capacity as Syndication Agent hereunder or under the Notes."

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written (the "Effective Date"), when, and only when, on or before December 19, 2003, the following conditions precedent have been satisfied:

(a) The following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

(i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, before and after giving effect to this Amendment, as though made on and as the Effective Date; and

(ii) No event has occurred and is continuing, or would result from this Amendment, that constitutes a Default.

(b) The Administrative Agent shall have received on or before the Effective Date, the following, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

(i) Certified copies of the resolutions of the board of directors of the Borrower approving this Amendment, and of all documents evidencing other necessary corporate actions and governmental approvals, if any, with respect to this Amendment;

(ii) Such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request in connection with this Amendment; and

(iii) Counterparts of this Amendment executed by the Borrower, the Agents and the Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment.

This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

SECTION 3. Reference to and Effect on the Credit Agreement. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof' or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof' or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NEW ENGLAND POWER COMPANY

By_____________________________
Title: Assistant Treasurer

FLEET NATIONAL BANK,
As Administrative Agent and as Lender

By______________________________
Title: Israel Lopez, Director

BANK ONE, N.A.,
As Syndication Agent and as Lender

By______________________________
Title: Jane Bek Keil
Director

THE BANK OF NEW YORK,
as Lender

By______________________________
Title: Charlotte Sohn Fuiks
Vice President

JPMORGAN CHASE BANK,
as Lender

By______________________________
Peter M. Hayes
Title: Vice President

CITICORP USA, INC.,
as Lender

By______________________________
Title: Robert J. Harrity, Jr.
Managing Director
MELLON BANK, N.A.,
as Lender

By______________________________
Title: Roger N. Stanier
Vice President

STATE STREET BANK and TRUST COMPANY,
as Lender

By______________________________
Mary H. Carey
Title: Assistant Vice-President

HSBC BANK USA,
as Lender

By______________________________
Title: Vice President

MORGAN STANLEY BANK,
as Lender

By______________________________
Title: Jaap L. Tonckens
Vice President
Morgan Stanley Bank

WEST LB AG, NEW YORK BRANCH,
as Lender

By______________________________
Name: Sal Battinelli
Title: Managing Director

By______________________________
Name: Richard Pearse
Title: Executive Director